Exhibit 4.6

[Encore Capital Group, Inc.][Encore Capital Europe Finance Limited]

INDENTURE

Dated as of [        ]

[        ]

Trustee

- i -

- ii -

Section 9.5.	Statements Required in Certificate or Opinion	37
Section 9.6.	Rules by Trustee and Agents	37
Section 9.7.	Legal Holidays	37
Section 9.8.	No Recourse Against Others	37
Section 9.9.	Counterparts	38
Section 9.10.	Governing Law	38
Section 9.11.	No Adverse Interpretation of Other Agreements	38
Section 9.12.	Successors	38
Section 9.13.	Severability	38
Section 9.14.	Table of Contents, Headings, Etc.	38
Section 9.15.	Force Majeure	38
Section 9.16.	U.S.A. Patriot Act

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[ENCORE CAPITAL GROUP, INC.][ENCORE CAPITAL EUROPE FINANCE LIMITED]

Reconciliation to Trust Indenture Act of 1939

§ 310(a)(1)	6.7
(a)(2)	6.7
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.7
(b)	6.7
§ 311(a)	6.11
(b)	6.11
(c)	Not Applicable
§ 312(a)	2.6
(b)	9.3
(c)	9.3
§ 313(a)	6.12
(b)(1)	6.12
(b)(2)	6.12
(c)(1)	6.12
(d)	6.12
§ 314(a)	3.2, 9.5
(b)	Not Applicable
(c)(1)	9.4
(c)(2)	9.4
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	9.5
(f)	Not Applicable
§ 315(a)	6.1
(b)	6.13
(c)	6.1
(d)	6.1
(e)	5.14
§ 316(a)	2.8
(a)(1)(A)	5.12
(a)(1)(B)	5.13
(b)	5.8
§ 317(a)(1)	5.3
(a)(2)	5.4
(b)	2.5
§ 318(a)	9.1

Note: This reconciliation will not, for any purpose, be deemed to be part of the Indenture.

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Indenture dated as of [    ] between [Encore Capital Group, Inc.][Encore Capital Europe Finance Limited], a [Delaware corporation][Jersey [    ]] (the “Company”), and [    ] (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions.

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act.

“Agent” means any Registrar, Paying Agent, Conversion/Exchange Agent or Notice Agent.

“Authorized Denomination” means, with respect to any Series, the principal amount thereof in which the Securities of such Series will be issuable, which amount, unless specified otherwise pursuant to 2.2.10, will be $1,000 or any integral multiple of $1,000 in excess thereof.

“Bankruptcy Event” means, with respect to any person, the occurrence of any of the following:

(a) such person, pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) generally is unable to pay its debts as the same become due; or

(b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against such person in an involuntary case;

(ii) appoints a Custodian of such person or for all or substantially all of its property; or

(iii) orders the liquidation of such person,

and, in the case of this clause (b), such order or decree remains unstayed and in effect for 60 days.

“Bankruptcy Law” means title 11, U.S. Code or any similar Federal or State law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been adopted by the Board of Directors or pursuant to authorization by the Board of Directors and to be in full force and effect on the date of the certificate and delivered to the Trustee.

“Business Day” means, unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture hereto for a particular Series, any day except a Saturday, Sunday or a legal holiday in The City of New York (or in connection with any payment, the place of payment) on which banking institutions are authorized or required by law, regulation or executive order to close.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

“Company” means the party named as such above until a successor replaces it and thereafter means the successor.

“Company Order” means a written order signed in the name of the Company by an Officer thereof.

“Convertible/Exchangeable Security” means any Security of any Series that, pursuant to the terms of such Series established pursuant to Section 2.2, is convertible or exchangeable, in whole or part, into any other security or securities, cash or any other property, or any combination of the foregoing, whether upon the satisfaction of any conditions or otherwise.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business related to this Indenture will be principally administered.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means, with respect to any Series, any event that is (or, after notice, passage of time or both, would be) an Event of Default with respect to such Series.

“Depositary” means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the person designated as Depositary for such Series by the Company, which Depositary will be a clearing agency registered under the Exchange Act; and if, at any time, there is more than one such person, “Depositary,” as used with respect to the Securities of any Series, means the Depositary with respect to the Securities of such Series.

“Depositary Custodian” means, with respect to any Global Security, the custodian for the Depositary for such Global Security.

“Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 5.2.

“Dollars” and “$” means the currency of The United States of America.

“Event of Default” will, with respect to any Series of Securities, have the meaning set forth with respect to such Series pursuant to Section 2.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means any currency or currency unit issued by a government other than the government of The United States of America.

“Global Security” means a Security in the form established pursuant to Section 2.2 evidencing all or part of a Series of Securities, issued to the Depositary for such Series or its nominee, and registered in the name of such Depositary or nominee.

“Guarantee” means, with respect to any Security, a guarantee of such Security by a Guarantor, to the extent provided pursuant to the term of the Series of such Security.

“Guarantor” means any person that issues a Guarantee of any Security of any Series pursuant to the term of such Series; provided, however, that, upon the release and discharge of such person from its Guarantee in accordance with or pursuant to the terms of such Series, such person will cease to be a Guarantor.

“Guarantor Order” means a written order signed in the name of the Guarantor by an Officer thereof.

“Holder” means a person in whose name a Security is registered.

“Indenture” means this Indenture as amended or supplemented from time to time and will include the form and terms of particular Series of Securities established as contemplated hereunder.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption (in the case of a Redeemable Security), upon repurchase by the Company (in the case of a Puttable Security) or otherwise.

“Physical Security” means a Security that is not a Global Security.

“Officer” means the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, and any Vice President of the Company (in the case of an Officer’s Certificate to be delivered by a Guarantor, and in the case of a Guarantor Order, of such Guarantor).

“Officer’s Certificate” means a certificate signed by any Officer.

“Opinion of Counsel” means a written opinion of legal counsel who is acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company or any Guarantor.

The term “person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

The term “principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on, the Security.

“Puttable Security” means any Security of any Series the Holder of which Security, pursuant to the terms of such Series established pursuant to Section 2.2, has the right, whether on specified dates, upon the satisfaction of any conditions or otherwise, to cause the Company to repurchase such Security, in whole or part.

“Redeemable Security” means any Security of any Series that, pursuant to the terms of such Series established pursuant to Section 2.2, is redeemable, in whole or part, at the election of the Company, whether upon the satisfaction of any conditions or otherwise.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any vice president, any assistant vice president, any trust officer or assistant trust officer, or any other officer of the Trustee who customarily performs functions similar to those performed by persons who at the time are officers, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who has direct responsibility for the administration of this Indenture.

“SEC” means the Securities and Exchange Commission.

“Securities” means the debentures, notes or other debt instruments of the Company of any Series authenticated and delivered pursuant to this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Company created pursuant to Sections 2.1 and 2.2 hereof.

“Stated Maturity” means, with respect to any payment of principal of, or any premium or interest on, any Security, the date on which such payment is due and payable.

“Subsidiary” of any specified person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Trustee” means the person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee has become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” means and included each person who is then a Trustee hereunder, and if at any time there is more than one such person, “Trustee” as used with respect to the Securities of any Series means the Trustee with respect to Securities of that Series.

Section 1.2. Other Definitions.

TERM	DEFINED IN SECTION
“Automatic Acceleration Event of Default”	5.1
“Conversion/Exchange Agent”	2.4
“Legal or Covenant Defeasance”	7.3
“Series Discharge”	7.1	(b)
“Legal Holiday”	9.7
“Notice Agent”	2.4
“Paying Agent”	2.4
“Registrar”	2.4
“successor person”	4.1

Section 1.3. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

The term “indenture securities” means the Securities.

The term “indenture security holder” means a Holder.

The term “indenture to be qualified” means this Indenture.

The terms “indenture trustee” and “institutional trustee” means the Trustee.

The term “obligor” on the indenture securities means the Company (and, if such indenture securities are guaranteed by any Guarantor, each such Guarantor) and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.4. Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) “or” is not exclusive;

(c) words in the singular include the plural, and in the plural include the singular; and

(d) provisions apply to successive events and transactions.

ARTICLE II.

THE SECURITIES

Section 2.1. Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series will be identical except as may be set forth or determined in the manner provided in a Board Resolution, supplemental indenture or Officer’s Certificate detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officer’s Certificate or supplemental indenture detailing the adoption of the terms thereof pursuant to authority granted under a Board Resolution may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest will accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities will be equally and ratably entitled to the benefits of the Indenture.

Section 2.2. Establishment of Terms of Series of Securities.

At or prior to the issuance of any Securities within a Series, the following, to the extent applicable, will be established (as to the Series generally, in the case of Subsection 2.2.1 and either as to such Securities within the Series or as to the Series generally in the case of Subsections 2.2.2 through 2.2.24) by or pursuant to a Board Resolution, and set forth or determined in the manner provided in a Board Resolution, supplemental indenture hereto or Officer’s Certificate:

2.2.1. the title (which will distinguish the Securities of that particular Series from the Securities of any other Series) and ranking (including the terms of any subordination provisions) of the Series;

2.2.2. the price or prices (expressed as a percentage of the principal amount thereof) at which the Securities of the Series will be issued;

2.2.3. any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.7, 2.8, 2.11, 2.16 or 8.6);

2.2.4. the date or dates on which the principal of the Securities of the Series is payable;

2.2.5. the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series will bear interest, if any, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

2.2.6. the place or places where the principal of and interest, if any, on the Securities of the Series will be payable, where the Securities of such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be delivered, and the method of such payment, if by wire transfer, mail or other means;

2.2.7. if Securities of such Series are Redeemable Securities, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

2.2.8. if Securities of such Series are Redeemable Securities or Puttable Securities, the obligation, if any, of the Company to redeem or purchase the Securities of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

2.2.9. the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

2.2.10. if other than $1,000 and any integral multiple thereof, the Authorized Denominations in which the Securities of the Series will be issuable;

2.2.11. the forms of the Securities of the Series and whether the Securities will be issuable as Global Securities;

2.2.12. if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that will be payable upon declaration of acceleration of the maturity thereof;

2.2.13. the currency of denomination of the Securities of the Series, which may be Dollars or any Foreign Currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

2.2.14. the designation of the currency, currencies or currency units in which payment of the principal of or premium, if any, and interest on the Securities of the Series will be made;

2.2.15. if payments of the principal of or premium, if any, or interest on the Securities of the Series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

2.2.16. the manner in which the amounts of payment of the principal of or premium, if any, or interest on the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

2.2.17. the provisions, if any, relating to any security provided for the Securities of the Series;

2.2.18. the events that will constitute an Event of Default with respect to such Series, and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable;

2.2.19. any addition to, deletion of or change in the covenants set forth in Articles IV or V that applies to Securities of the Series;

2.2.20. any Depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein;

2.2.21. if Securities of such Series are Convertible/Exchangeable Securities, the provisions relating to conversion or exchange of any Securities of such Series, including if applicable, the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at the option of the Holders thereof or at the option of the Company, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if such Series of Securities are redeemed;

2.2.22. if applicable, the terms of any Guarantee of any Securities of such Series;

2.2.23. if applicable, any terms with respect to such Series providing for the right of the Company to redeem some or all or the Securities of such Series, providing for any sinking fund with respect to Securities of such Series or permitting the Holders of Securities of such Series to cause the Company to repurchase some or all of such Securities; and

2.2.24. any other terms of the Series (which may supplement, modify or delete any provision of this Indenture insofar as it applies to such Series or any Guarantees of any Securities of such Series), including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of Securities of that Series.

All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture hereto or Officer’s Certificate referred to above.

Section 2.3. Execution and Authentication.

An Officer will sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security will nevertheless be valid.

A Security will not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent. The signature will be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee will at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the Board Resolution, supplemental indenture hereto or Officer’s Certificate, upon receipt by the Trustee of a Company Order. Each Security will be dated the date of its authentication.

The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officer’s Certificate delivered pursuant to Section 2.2, except as provided in Section 2.8.

Prior to the issuance of Securities of any Series, the Trustee will have the right to receive and (subject to Section 6.2) be fully protected in relying on: (a) the Board Resolution, supplemental indenture hereto or Officer’s Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series, (b) an Officer’s Certificate complying with Section 9.4, and (c) an Opinion of Counsel complying with Section 9.4.

The Trustee will have the right to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not be taken lawfully; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice-presidents or a committee of Responsible Officers will determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.4. Registrar and Paying Agent.

The Company will maintain, with respect to each Series of Securities then outstanding, if any, at the place or places specified with respect to such Series pursuant to Section 2.2, an office or agency where (a) Securities of such Series may be presented or surrendered for payment (“Paying Agent”), (b) Securities of such Series may be surrendered for registration of transfer or exchange (“Registrar”), (c) Securities of such Series, if such Securities are convertible or exchangeable into other securities, may be presented or surrendered for conversion or exchange (“Conversion/Exchange Agent”), and (d) where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be delivered (“Notice Agent”). The Registrar will keep a register with respect to each Series of Securities and to their transfer and exchange. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Notice Agent. If at any time the Company fails to maintain any such required Registrar, Paying Agent, Conversion/Exchange Agent or Notice Agent or fails to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more co-registrars, additional paying agents or additional notice agents and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent, Conversion/Exchange Agent (if applicable) and Notice Agent in each place so specified pursuant to Section 2.2 for Securities of any Series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional notice agent. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Notice Agent” includes any additional notice agent. The Company or any of its Affiliates may serve as Registrar or Paying Agent.

The Company hereby appoints the Trustee the initial Registrar, Paying Agent and Notice Agent for each Series unless another Registrar, Paying Agent or Notice Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

Section 2.5. Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) will have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of Holders of any Series of Securities all money held by it as Paying Agent. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee will serve as Paying Agent for the Securities.

Section 2.6. Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series of Securities and will otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least ten days before each interest payment date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders of each Series of Securities.

Section 2.7. Transfer and Exchange.

2.7.1. Generally.

Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar will register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee will authenticate Securities at the Registrar’s request. No service charge will be made for any registration of transfer or exchange (except as otherwise expressly permitted herein or pursuant hereto), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges not involving any transfer pursuant to Sections 2.13, 2.18 or 8.6).

2.7.2. Transfers of Securities Subject to Conversion, Exchange or Redemption.

Notwithstanding anything to the contrary in this Indenture, the Company, the Trustee and the Registrar will not be required to register the transfer of or exchange (i) any Convertible/Exchangeable Security that has been surrendered for conversion or exchange, except to the extent that any portion of such Security is not subject to conversion or exchange, as applicable; or (ii) any Redeemable Security that has been selected for redemption, except to the extent that any portion of such Security is not subject to Redemption.

Section 2.8. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company will execute and the Trustee will authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there is delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity bond as may be required by each of them to hold itself and any of its agents harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company will execute and upon its request the Trustee will authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security will constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security will be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

The provisions of this Section are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.9. Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent holds, on the Maturity of any Security, money sufficient to pay such Security payable on that date, then from and after that date, such Security ceases to be outstanding and interest on such Security ceases to accrue, except to the extent as may otherwise be provided pursuant to the terms of the Series of such Security.

In the case of a Convertible/Exchangeable Security that is to be converted or exchanged, such Security will cease to be outstanding, and interest on such Security will cease to accrue, from and after the first date on which the requirements set forth in pursuant to the terms of the Series of such Security to convert or exchange such Security are satisfied, except to the extent as may otherwise be provided pursuant to the terms of the Series of such Security.

The Company may purchase or otherwise acquire the Securities, whether by open market purchases, negotiated transactions or otherwise. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, subject to Section 2.10.

In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that will be deemed to be outstanding for such purposes will be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

Section 2.10. Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver, Securities of a Series owned by the Company, any Guarantor of such Securities of such Series or any Affiliate of the Company or any such Guarantor will be disregarded, except that, for the purposes of determining whether the Trustee will be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Securities of a Series that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.11. Temporary Securities.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Securities upon a Company Order. Temporary Securities will be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company will prepare and the Trustee upon receipt of a Company Order will authenticate definitive Securities of the same Series and date of maturity in exchange for temporary Securities. Until so exchanged, temporary Securities will have the same rights under this Indenture as the definitive Securities.

Section 2.12. Cancellation.

The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent will forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee will cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and will destroy such canceled Securities (subject to the record retention requirement of the Exchange Act and the Trustee) and deliver a certificate of such cancellation to the Company upon written request of the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest.

If the Company defaults in a payment of interest on a Series of Securities, it will pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Holders of the Series on a subsequent special record date. The Company will fix the special record date and payment date. At least 10 days before the special record date, the Company will send to the Trustee and to each Holder of the Series a notice that states the special record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

Section 2.14. Global Securities.

2.14.1. Terms of Securities. A Board Resolution, a supplemental indenture hereto or an Officer’s Certificate will establish whether the Securities of a Series will be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.

2.14.2. Transfer and Exchange. Notwithstanding any provisions to the contrary contained in Section 2.7 of the Indenture and in addition thereto, any Global Security will be exchangeable pursuant to Section 2.7 of this Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depositary registered as a clearing agency under the Exchange Act within 90 days of such event or (ii) the Company executes and delivers to the Trustee an Officer’s Certificate to the effect that such Global Security will be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence will be exchangeable for Securities registered in such names as the Depositary will direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

Except as provided in this Section 2.14.2, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.

2.14.3. Legend. Any Global Security issued hereunder will bear a legend in substantially the following form:

“This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary.”

2.14.4. Acts of Holders. The Depositary, as a Holder, may appoint agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

2.14.5. Payments. Notwithstanding the other provisions of this Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of and interest, if any, on any Global Security will be made to the Holder thereof.

2.14.6. Consents, Declaration and Directions. The Company, the Guarantors, if any, the Trustee and any Agent will treat a person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as will be specified in a written statement of the Depositary or by the applicable procedures of such Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

Section 2.15. CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee will use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption will not be affected by any defect in or omission of such numbers.

Section 2.16. Exchange and Cancellation of Securities to Be Converted, Exchanged, Redeemed or Repurchased.

2.16.1. Partial Conversions, Exchanges, Redemptions and Repurchases of Physical Security. If any Physical Security that is a Convertible/Exchangeable Security, Redeemable Security or Puttable Security is to be converted or exchanged, redeemed or repurchased, respectively, in part, then the Company will, at the request of the Holder thereof and the surrender of such Security therefor, cause such Physical Security to be exchanged for (i) one or more Physical Securities that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Security that is not to be so converted, exchanged, redeemed or repurchased, as applicable, and deliver such Physical Security(ies) to such Holder; and (ii) a Physical Security having a principal amount equal to the principal amount to be so converted, exchanged, redeemed or repurchased, as applicable, which Physical Security will be converted, exchanged, redeemed or repurchased, as applicable, pursuant to the terms of the Series of such Securities; provided, however, that the Physical Securities referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such conversion, exchange, redemption or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.9.

2.16.2. Cancellation of Converted, Exchanged, Redeemed and Repurchased Securities.

(a) Physical Securities. If a Holder’s Physical Security (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.16.1) that is a Convertible/Exchangeable Security, Redeemable Security or Puttable Security is to be converted, exchanged, redeemed or repurchased pursuant to the terms of the Series of such Security, then (1) such Physical Security will be cancelled pursuant to Section 2.12; and (2) in the case of a partial conversion, exchange, redemption or repurchase, as applicable, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.3, one or more Physical Securities that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Security that is not to be so converted, exchanged, redeemed or repurchased; and (y) are registered in the name of such Holder.

(b) Global Securities. If a Global Security (or any portion thereof) that is a Convertible/Exchangeable Security, Redeemable Security or Puttable Security is to be converted, exchanged, redeemed or repurchased pursuant to the terms of the Series of such Security, then the Trustee will reflect a decrease of the principal amount of such Global Security in an amount equal to the principal amount of such Global Security to be so converted, exchanged, redeemed or repurchased, as applicable, by notation on the certificate representing such Global Security (and, if the principal amount of such Global Security is zero following such notation, cancel such Global Security pursuant to Section 2.12).

ARTICLE III.

COVENANTS

Section 3.1. Payment of Principal and Interest.

The Company covenants and agrees for the benefit of the Holders of each Series of Securities that it will duly and punctually pay the principal of and interest, if any, on the Securities of that Series in accordance with the terms of such Securities and this Indenture. On or before 11:00 a.m., New York City time, on the applicable payment date, the Company will deposit with the Paying Agent money sufficient to pay the principal of and interest, if any, on the Securities of each Series in accordance with the terms of such Securities and this Indenture.

Section 3.2. Reports.

The Company will comply with its obligations under TIA §314(a). Delivery of annual reports, information, documents and other reports (including, without limitation, reports contemplated under this Section 3.2) to the Trustee is for informational purposes only, and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 3.3. Compliance Certificate.

To the extent any Securities of a Series are outstanding, the Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer’s Certificate stating that a review of the activities of the Company during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his/her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which the Officer may have knowledge).

The Company will, so long as Securities of any Series are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default with respect to such Series, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 3.4. Stay, Extension and Usury Laws.

The Company and each Guarantor covenants (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company and each Guarantor (to the extent they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE IV.

SUCCESSORS

Section 4.1. When Company May Merge, Etc.

The Company will not consolidate with or merge with or into, or sell, transfer or lease all or substantially all of its consolidated properties and assets to, any person (a “successor person”) unless the Company is the surviving person or the successor person (if other than the

Company) expressly assumes the Company’s obligations under this Indenture. The Company will deliver to the Trustee, at or prior to the consummation of any such consolidation, merger, sale, transfer or lease, an Officer’s Certificate and an Opinion of Counsel stating that such consolidation, merger, conveyance, transfer or lease, and any such supplemental indenture, comply with this Indenture.

Notwithstanding anything to the contrary above, any Subsidiary of the Company may consolidate with, or merge into, the Company and neither an Officer’s Certificate nor an Opinion of Counsel will be required to be delivered in connection therewith.

Section 4.2. Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, transfer or lease of all or substantially all of the consolidated properties and assets of the Company in accordance with Section 4.1, the successor person formed by such consolidation or into or with which the Company is merged or to which such sale, transfer or lease is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor person has been named as the Company herein, and, except in the case of a lease, the predecessor Company will be released from all obligations and covenants under this Indenture and the Securities.

ARTICLE V.

DEFAULTS AND REMEDIES

Section 5.1. Events of Default.

The Events of Default applicable to any Series of Securities will be established pursuant to Section 2.2. Except as otherwise established with respect to any Series of Securities pursuant to Section 2.2, a Bankruptcy Event with respect to the Company will constitute an “Automatic Acceleration Event of Default.”

Section 5.2. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Automatic Acceleration Event of Default) with respect to Securities of any Series at the time outstanding occurs and is continuing, then the Trustee, or the Holders of not less than 25% in principal amount of the outstanding Securities of such Series, may declare the principal amount (or, if any Securities of such Series are Discount Securities, such portion of the principal amount as may be specified in the terms of such Securities) of, and any premium and accrued and unpaid interest on, all of the Securities of such Series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or such specified amount) and accrued and unpaid interest, if any, will become immediately due and payable. If an Automatic Acceleration Event of Default occurs with respect to Securities of any Series at the time outstanding, the principal amount (or such specified amount) of, and any premium and accrued and unpaid interest on, all outstanding Securities of such Series will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after such a declaration of acceleration with respect to any Series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the outstanding Securities of that Series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if all Events of Default with respect to Securities of such Series, other than the non-payment of the principal, premium and interest, if any, of Securities of such Series that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission will affect any subsequent Default or impair any right consequent thereon.

Section 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Trustee will have the right, upon the occurrence and continuance of an Event of Default resulting from a default in the payment of interest, if any, on, or in the payment of principal or premium of, any Security, when the same is due, or, in the case of a Convertible/Exchangeable Security, a default in the payment or delivery of the consideration due upon conversion or exchange of any Security, when then same is due, to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered interest, principal, premium or other consideration, as applicable, and, to the extent that payment of such interest is legally enforceable, interest on any overdue interest, principal or premium at the rate or rates prescribed therefor in such Security, and, in addition thereto, such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee deems most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities is then due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee has made any demand on the Company for the payment of overdue principal or interest) will be entitled and empowered, by intervention in such proceeding or otherwise to:

(a) file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 6.6.

Nothing herein will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.5. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture, the Securities or any Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.6. Application of Money Collected.

Any money or property collected by the Trustee pursuant to this Article V will be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: to the payment of all amounts due the Trustee under Section 6.6;

Second: to the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

Third: to the Company or any applicable Guarantor, as the case may be.

Section 5.7. Limitation on Suits.

No Holder of any Security of any Series will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;

(b) the Holders of not less than 25% in principal amount of the outstanding Securities of such Series has made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by the Trustee in compliance with such request;

(d) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities of such Series.

it being understood, intended and expressly covenanted by the Holder of each Security with every other Holder and the Trustee that no one or more of such Holders will have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders of the applicable Series. The Trustee will not have any affirmative duty to ascertain whether or not any actions or forbearances are unduly prejudicial to any Holders).

Section 5.8. Unconditional Right of Holders to Receive Principal, Interest and Conversion Consideration.

Notwithstanding any other provision in this Indenture, the Holder of any Security will have the right, which is absolute and unconditional, to receive payment of the principal of, and any premium and interest on, such Security, and, in the case of any Convertible/Exchangeable Security, to receive the consideration due upon conversion or exchange thereof, in each case when the same is due, and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such Holder.

Section 5.9. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, subject to any determination in such proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12. Control by Holders.

The Holders of a majority in principal amount of the outstanding Securities of any Series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series; provided, however, that:

(a) no such direction may be in conflict with any rule of law or with this Indenture;

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction;

(c) subject to the provisions of this Article V, the Trustee will have the right to decline to follow any such direction if the Trustee in good faith will, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability, and

(d) prior to taking any action as directed under this Section 5.12, the Trustee will be entitled to indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 5.13. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the outstanding Securities of any Series may, on behalf of the Holders of all the Securities of such Series, waive any past Default hereunder with respect to such Series and its consequences, except a Default in the payment of the principal of, or any premium or interest on, or, with respect to Securities of such Series of Convertible/Exchangeable Securities, a Default in the payment or delivery of the consideration due upon conversion or exchange of, any Security of such Series. The Holders of a majority in principal amount of the outstanding Securities of any Series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of this Indenture; but no such waiver will extend to any subsequent or other Default or impair any consequent right.

Section 5.14. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section will not apply to any suit instituted by the Company or any Guarantor, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Maturity of such Security, including the Stated Maturity expressed in such Security (or, in the case of redemption, on the redemption date).

ARTICLE VI.

TRUSTEE

Section 6.1. Duties and Responsibilities of the Trustee.

The Trustee, prior to the occurrence of an Event of Default with respect to any Series and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to a Series has occurred that has not been cured or waived, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided, however, that if an Event of Default with respect to a Series occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders of Securities of such Series unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

No provision of this Indenture will be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default with respect to a Series and after the curing or waiving of all Events of Default with respect to such Series that may have occurred:

(i) the duties and obligations of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee will not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee will be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c) the Trustee will not be responsible or liable for any action it takes, suffers or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture;

(d) the Trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Securities of any Series at the time outstanding determined as provided in Section 2.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(e) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee will be subject to the provisions of this Section;

(f) the Trustee will not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Registrar with respect to any Securities;

(g) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;

(h) in the absence of written investment direction from the Company, all cash received by the Trustee will be placed in a non-interest bearing trust account, and in no event will the Trustee be liable for the selection of investments or for investment losses, fees, taxes or other costs incurred with respect thereto or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee will have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

(i) in the event that the Trustee is also acting as Depositary Custodian or Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article VI, including, without limitation, the right to be indemnified, will also be afforded to such Depositary Custodian, Agent or transfer agent.

None of the provisions contained in this Indenture will require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

The Trustee will furnish the Company periodic cash transaction statements that include details for all investment transactions effected by the Trustee or brokers selected by the Company. Upon the Company’s election, such statements will be delivered via the Trustee’s online service, and, upon electing such service, paper statements will be provided only upon request. The Company acknowledges that, to the extent regulations of the Comptroller of the Currency or other applicable regulatory entity grant the Company the right to receive brokerage confirmations of security transactions effected by the Trustee as they occur, the Company specifically waives receipt of such confirmations to the extent permitted by law. The Company further understands that trade confirmations for securities transactions effected by the Trustee will be available upon request and at no additional cost, and other trade confirmations may be obtained from the applicable broker.

Section 6.2. Reliance on Documents, Opinions, Etc.

Except as otherwise provided in Section 6.1:

(a) the Trustee may conclusively rely and will be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel;

(c) any request, direction, order or demand of the Company mentioned herein will be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(d) the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel will be full and complete authorization and protection or reliance on in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(e) the Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee will determine to make such further inquiry or investigation, it will be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and will incur no liability of any kind by reason of such inquiry or investigation;

(f) the Trustee will not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(g) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other person employed to act hereunder;

(h) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture (i.e., an incumbency certificate);

(i) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee will not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(j) the permissive rights of the Trustee enumerated herein will not be construed as duties; and

(k) the Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

In no event will the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee will not be charged with knowledge of any Default or Event of Default with respect to the any Series of Securities, unless either (x) a Responsible Officer has actual knowledge of such Default or Event of Default or (y) written notice of such Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references such Series and this Indenture.

Section 6.3. No Responsibility for Recitals, Etc.

The recitals contained herein and in any Securities (except in the Trustee’s certificate of authentication) will be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of any Securities. The Trustee will not be accountable for the use or application by the Company of any Securities or the proceeds of any Securities authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 6.4. Trustee and Agents May Own Securities.

The Trustee, and any Agent (if other than the Company), in its individual or any other capacity, may become the owner or pledgee of any Securities with the same rights it would have if it were not the Trustee or such Agent.

Section 6.5. Monies and Shares of Common Stock to Be Held in Trust.

All monies and other property, if any, received by the Trustee will, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and any other property, if any, held by the Trustee in trust hereunder need not be segregated from other funds or property except to the extent required by law. The Trustee will be under no liability for interest on any money or other property, if any, received by it hereunder except as may be agreed from time to time in writing by the Company and the Trustee.

Section 6.6. Compensation and Expenses of Trustee.

The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee will receive, such compensation for all services rendered by it hereunder in any capacity (which will not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as is caused by its gross negligence or willful misconduct. The Company and each Guarantor, if any, jointly and severally, also covenant to indemnify the Trustee or any predecessor Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and their agents and any authenticating agent for, and to hold them harmless against, any loss, claim (whether asserted by the Company, any Holder or any other person), damage, liability or expense incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises or in connection with enforcing the provisions of this Section 6.6. The obligations of the Company and the Guarantors, if any, under this Section 6.6 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances will be secured by a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 5.6, funds held in trust herewith for the benefit of the Holders of particular Securities. The Trustee’s right to receive payment of any amounts due under this Section 6.6 will not be subordinate to any other liability or indebtedness of the Company. The obligations of the Company and the Guarantor under this Section 6.6 will survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee. Neither the Company nor any Guarantor will need pay for any settlement made without its consent, which consent will not be unreasonably withheld. The indemnification provided in this Section 6.6 will extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after a Bankruptcy Event occurs with respect to the Company, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 6.7. Eligibility of Trustee.

There will at all times be a Trustee hereunder which will be a person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $50,000,000. If such person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such person will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee ceases to be eligible in accordance with the provisions of this Section, it will resign immediately in the manner and with the effect set forth in this Article VI.

Section 6.8. Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign with respect to the Securities of one or more Series by so notifying the Company at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company. The Company may remove the Trustee with respect to Securities of one or more Series if:

(a) the Trustee fails to comply with Section 6.7;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a Custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities of any Series may appoint a successor Trustee with respect to such Series to replace the successor Trustee appointed by the Company with respect to such Series.

If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least a majority in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee, at the expense of the Company.

A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 6.6, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture. A successor Trustee will send a notice of its succession to each Holder of each such Series. Notwithstanding replacement of the Trustee pursuant to this Section 6.8, the Company’s obligations under Section 6.6 will continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it for actions taken or omitted to be taken in accordance with its rights, powers and duties under this Indenture prior to such replacement.

The Trustee will have no responsibility or liability for the action or inaction of a successor trustee.

Section 6.9. Succession by Merger, Etc.

Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee is a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), will be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation or other entity must be eligible under 6.7.

If, at the time such successor to the Trustee succeeds to the trusts created by this Indenture, any Securities have been authenticated but not delivered, then such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Securities so authenticated; and if at such time any Securities have not been authenticated, such successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Securities either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases, such certificates will have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee has; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Securities in the name of any predecessor trustee will apply only to its successor or successors by merger, conversion or consolidation.

Section 6.10. Trustee’s Application for Instructions from the Company.

Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Securities under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on or after which such action will be taken or such omission will be effective. The Trustee will not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date will not be less than three Business Days after the date any Officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such Officer has consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee has received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 6.11. Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed will be subject to TIA § 311(a) to the extent indicated.

Section 6.12. Reports by Trustee to Holders.

Within 60 days after each [            ] of each year, the Trustee will send to all Holders, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such [            ], in accordance with, and to the extent required under, TIA § 313.

A copy of each report, at the time it is sent to Holders of any Series, will be filed with the SEC and each national securities exchange on which the Securities of that Series are listed. The Company will promptly notify the Trustee in writing when Securities of any Series are listed on any national securities exchange.

Section 6.13. Notice of Defaults.

The Trustee will, within 90 days after it receives written notice of the occurrence and continuance of a Default with respect to any Series, send to all Holders of such Series notice of all such Defaults, unless such Defaults have been cured or waived before the giving of such notice; provided, however, that, except in the case of a Default in the payment of the principal of, or accrued and unpaid interest on, any Securities or, in the case of any Convertible/Exchangeable Securities, a Default in the payment or delivery of the consideration due upon conversion or exchange, the Trustee will be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Holders of the relevant Series.

ARTICLE VII.

SATISFACTION AND DISCHARGE; DEFEASANCE

Section 7.1. Satisfaction and Discharge of Indenture.

(a) Discharge of Indenture as Whole. Subject to Section 7.1(c), this Indenture will, upon Company Order or Guarantor Order, cease to be of further effect (except as provided in this Section 7.1), and the Trustee, at the expense of the Company, will execute instruments acknowledging satisfaction and discharge of this Indenture, when:

(i) either:

(1) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(2) all such Securities not theretofore delivered to the Trustee for cancellation:

(A) have become due and payable; or

(B) are deemed paid and discharged pursuant to Section 7.1(b), if applicable;

and, the case of clause (A) above, the Company or any Guarantor(s) have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation;

(ii) the Company or any Guarantor(s) have paid or caused to be paid all other sums payable hereunder by the Company; and

(iii) the Company or any Guarantor(s) have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Discharge of Indenture as to a Series of Securities. Subject to Section 7.1(c), solely as to any particular Series of Securities, the terms thereof established pursuant to Section 2.2 may provide for the circumstances under which the obligations of the Company or any Guarantor with respect to any Securities of such Series, and under this Indenture with respect to such Series, will have been deemed to be discharged (a “Series Discharge”); provided, however, that no such discharge will affect the rights of the Trustee under this Indenture.

(c) Notwithstanding any satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.6, and, until no Securities remain outstanding, the provisions of Sections 2.4, 2.7, 2.8, 6.6 and 7.2 will survive.

Section 7.2. Application of Trust Funds.

Subject to Section 7.4, all money or other property deposited with the Trustee pursuant to Section 7.1 or pursuant to a Series Discharge or a Legal or Covenant Defeasance, will be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture.

Section 7.3. Legal and Covenant Defeasance of Securities of any Series.

Any provisions relating to the legal or covenant defeasance of any Securities of any Series (a “Legal or Covenant Defeasance”) will be established pursuant to Section 2.2 with respect to such series.

Section 7.4. Repayment.

Subject to applicable abandoned property law, the Trustee and the Paying Agent will pay to the Company (or, if applicable, the relevant Guarantor(s)) upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Holders entitled to the money must look to the Company or, if applicable, the relevant Guarantor(s) for payment as general creditors unless an applicable abandoned property law designates another person.

Section 7.5. Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money deposited in accordance with Section 7.1 or pursuant to a Series Discharge or a Legal or Covenant Defeasance, in each case with respect to Securities of any Series, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture with respect to the Securities of such Series and under the Securities of such Series will be revived and reinstated as though no such deposit had occurred until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 7.1 or such Series Discharge or Legal or Covenant Defeasance; provided, however, that if the Company or any Guarantor(s) have made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Company and the applicable Guarantor(s), if any, will be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE VIII.

AMENDMENTS AND WAIVERS

Section 8.1. Without Consent of Holders.

Without the consent of any person, the Company and the Trustee may amend or supplement this Indenture at any time when no Securities are then outstanding. In addition, the Company, the applicable Guarantor(s), if any, and the Trustee may amend or supplement this Indenture without the consent of any Holder to provide for the issuance of, and establish the form, terms and conditions of Securities of, any Series and any Guarantees thereof, as permitted hereby. As to any Series of Securities that may then be outstanding, the Company, the applicable Guarantor(s), if any, and the Trustee may amend or supplement this Indenture or the Securities of such Series, without the consent of any Holder, in the circumstances established with respect to such Series pursuant to Section 2.2.

Section 8.2. With Consent of Holders.

Except as otherwise required by the TIA or as established with respect to the applicable Series of Securities established pursuant to Section 2.2, the Company, the applicable Guarantor(s), if any, and the Trustee may enter into a supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of such Series. Except as provided in Section 5.13, the Holders of at least a majority in principal amount of the outstanding Securities of any Series, by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series), may waive compliance by the Company or any Guarantor of Securities of such Series with any provision of this Indenture or the Securities or the applicable Guarantee with respect to such Series.

It will not be necessary for the consent of the Holders of Securities under this Section 8.2 to approve the particular form of any proposed supplemental indenture or waiver, but it will be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this Section 8.2 becomes effective, the Company will send to the Holders of Securities affected thereby, a notice briefly describing the supplemental indenture or waiver. No failure by the Company to send such notice, or any defect therein, will in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 8.3. Limitations.

Notwithstanding anything to the contrary in this Article VIII, without the consent of each Holder affected, an amendment or waiver cannot (a) impair or affect the rights of any Holder that, pursuant to TIA §316(b), cannot be impaired or affected without such Holder’s consent; or (b) make any other change with respect to any Security of and Series that, pursuant to the terms of such Series established pursuant to Section 2.2, cannot be effected without such Holder’s consent.

Section 8.4. Compliance with Trust Indenture Act.

Each amendment to this Indenture or the Securities of any Series will be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

Section 8.5. Revocation and Effect of Consents.

Until an amendment is set forth in a supplemental indenture or a waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date of the supplemental indenture or the date the waiver becomes effective.

Any amendment or waiver once effective will bind each Holder of each Series affected by such amendment or waiver unless it is of the type set forth pursuant to or described in Section 8.3, in which case the amendment or waiver will bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 8.6. Notation on or Exchange of Securities.

The Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated. The Company, in exchange for Securities of that Series, may issue and the Trustee will authenticate upon request new Securities of that Series that reflect the amendment or waiver.

Section 8.7. Trustee Protected.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee will receive, and (subject to Section 6.1) will be fully protected in conclusively relying upon, an Officer’s Certificate or an Opinion of Counsel or both complying with Section 9.4 and stating that such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to customary exceptions. The Trustee will sign all supplemental indentures upon delivery of such an Officer’s Certificate or Opinion of Counsel or both, except that the Trustee need not sign any supplemental indenture that, solely based on the Trustee’s opinion, adversely affects its rights.

ARTICLE IX.

MISCELLANEOUS

Section 9.1. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision will control.

Section 9.2. Notices.

Any notice or communication by the Company or the Trustee to the other, or by a Holder to the Company or the Trustee, is duly given if in writing and delivered in person or mailed by first-class mail:

if to the Company or any Guarantor:

[Encore Capital Group, Inc.][Encore Capital Europe Finance Limited]

3111 Camino Del Rio North

Suite 103

San Diego, California 92108

Attention: [        ]

Telephone: [        ]

with a copy to:

Latham & Watkins LLP

355 South Grand Avenue,

Los Angeles, CA 90071

Attention: Steven B. Stokdyk, Esq.

Telephone: 213-485-1234

if to the Trustee:

[            ]

Attention: [            ]

Telephone: [            ]

with a copy to:

[            ]

Attention: [            ]

Telephone: [          ]

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the books of the Registrar; provided, however, that a notice or communication to a Holder of a Global Security may, but need not, instead be sent pursuant to the applicable procedures of the Depositary for such Global Security (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided that the Trustee has received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which incumbency certificate will be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method), the Trustee’s understanding of such instructions will be controlling. The Trustee will not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance on and compliance with such instructions, even if such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk or interception and misuse by third parties.

Section 9.3. Communication by Holders with Other Holders.

Holders of any Series may communicate pursuant to TIA § 312(b) with other Holders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series. The Company, the Trustee, the Registrar and anyone else will have the protection of TIA § 312(c).

Section 9.4. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

(a) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 9.5. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) will comply with the provisions of TIA § 314(e) and will include:

(a) a statement that the person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 9.6. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Holders of one or more Series. Any Agent may make reasonable rules and set reasonable requirements for its functions.

Section 9.7. Legal Holidays.

Unless otherwise provided by Board Resolution, Officer’s Certificate or supplemental indenture hereto for a particular Series, a “Legal Holiday” is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest will accrue for the intervening period.

Section 9.8. No Recourse Against Others.

A director, officer, employee or stockholder (past or present), as such, of the Company or any Guarantor will not have any liability for any obligations of the Company or such Guarantor under the Securities, the applicable Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

Section 9.9. Counterparts.

This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement.

Section 9.10. Governing Law.

THIS INDENTURE, THE SECURITIES AND EACH GUARANTEE, IF ANY, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THE SECURITIES, WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 9.11. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, any Guarantor or any Subsidiary of the Company or of any Guarantor. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 9.12. Successors.

All agreements of the Company in, or of any Guarantor pursuant to, this Indenture and the Securities or Guarantee, as applicable, will bind its successor. All agreements of the Trustee in this Indenture will bind its successor.

Section 9.13. Severability.

In case any provision in this Indenture or in the Securities will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 9.14. Table of Contents, Headings, Etc.

The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and will in no way modify or restrict any of the terms or provisions hereof.

Section 9.15. Force Majeure.

In no event will the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee will use reasonable best efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 9.16. U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

[ENCORE CAPITAL GROUP, INC.][ENCORE CAPITAL EUROPE FINANCE LIMITED]

By:
Name:
Title:

[ ], as Trustee

By:
Name:
Title:

[Signature Page to indenture]